UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2009 (May 22, 2009)

GMAC LLC
(Exact name of registrant as specified in its charter)

Delaware	1-3754	38-0572512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Renaissance Center
P.O. Box 200
Detroit, Michigan
48265-2000
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (313) 556-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

United States Consumer Financing Services Agreement

     On December 29, 2008, as previously disclosed, GMAC LLC (“GMAC”) and General Motors Corporation (“GM”) agreed to modify the terms of the United States Consumer Financing Services Agreement entered into by the parties on November 30, 2006. On May 22, 2009, in connection with such agreement, GMAC and GM entered into an Amended and Restated United States Consumer Financing Services Agreement (the “Amended and Restated Financing Services Agreement”) with an effective date of December 29, 2008.

     GMAC provides, among other services, auto finance services directly or indirectly to GM-franchised dealers and their customers. The Amended and Restated Financing Services Agreement establishes a framework for negotiating, documenting, administering and enforcing future transactions and other dealings between GM and GMAC related to consumer financing for GM products in the United States. Under the Amended and Restated Financing Services Agreement, GMAC will continue to finance a broad spectrum of consumer credit products, consistent with current and historical practice, and will receive up to a negotiated return. GMAC will also continue to provide full and fair consideration to consumer credit applications received from GM-franchised dealers and purchase such contracts in accordance with GMAC’s usual and customary standards for creditworthiness, consistent with current and historical practice. The decision of whether to approve a particular application and/or purchase a particular contract will be made by GMAC at its sole discretion.

     The Amended and Restated Financing Services Agreement provides that, through December 31, 2010, subject to certain conditions and limitations, whenever GM offers vehicle financing incentives to customers (e.g. lower interest rates than market rates), it will do so exclusively through GMAC, with certain limited exceptions. The amount of financing incentives provided by GM through third-party providers pursuant to such exceptions is subject to certain limitations.

     Beginning on January 1, 2011, GM will still be obligated to offer incentives exclusively through GMAC, but subject to less restrictive conditions and limitations.  When GM is able to offer incentives through a third party, GM will be obligated to offer GMAC the opportunity to participate in such incentive programs on an equal basis with any third-party provider. The amount of incentive financing provided to GM by third-party providers is subject to certain limitations.

     GM will set the terms and conditions and eligibility of all such incentive programs. GMAC has no performance targets against which it could be assessed penalties by GM.

     GMAC has no obligation to provide operating lease financing products, and GM is not subject to any exclusivity limitations with respect to such products. The Amended and Restated Financing Services Agreement also provides for certain risk sharing arrangements between GM and GMAC with respect to leases financed by GMAC prior to December 23, 2008.

     Pursuant to the Amended and Restated Financing Services Agreement, upon the public announcement by GM that it is considering, implementing or attempting to implement to discontinue, sell or phase out a vehicle nameplate brand, either of GM or GMAC may become required to reimburse the other party for any incremental gains or losses experienced by GMAC with respect to certain financing products as a result of GM’s announcement. GM and GMAC have agreed that their respective obligations pursuant to this provision of the Amended and Restated Financing Services Agreement have been triggered as of various dates prior to the date hereof with respect to the Hummer, Saturn, Saab and Pontiac vehicle nameplate brands.

     Pursuant to its terms, the Amended and Restated Financing Services Agreement will terminate on December 31, 2013, unless terminated earlier upon the occurrence of certain specified events.

Master Services Agreement

     On May 22, 2009, GM and GMAC entered into an Amended and Restated Master Services Agreement (the “Amended and Restated Master Services Agreement”). The Amended and Restated Master Services Agreement, among other things, provides for certain terms and conditions that apply to the various agreements between GMAC and GM.

     Pursuant to the Amended and Restated Master Services Agreement, each of GM and GMAC is entitled to set-off of certain of its obligations against obligations owed to them by the other, in each case arising from the various agreements between the parties. GMAC’s rights under this provision initially extend to a broader universe of obligations (including contingent obligations) than GM’s equivalent rights, but are subject to limitation beginning on the earlier of (a) the date on which GMAC’s unsecured exposure to GM and its subsidiaries is secured by a lien and (b) the first date occurring on or after December 30, 2010 on which such exposure falls below certain designated threshold amounts. Following the occurrence of the earlier of such events, GM and GMAC will be entitled to exercise setoff rights with respect to the same categories of obligations between the parties.

     GMAC’s unsecured exposure to GM is subject to certain threshold limitations, which will be adjusted during the term of the Amended and Restated Master Services Agreement. If GMAC determines, at any time, that the unsecured amounts owed to it by GM exceed these limitations, GM and GMAC will immediately engage in discussions and take certain specified actions to ensure that such exposures are reduced and maintained below the applicable limitation.

     The Amended and Restated Master Services Agreement has an effective date of December 29, 2008. Pursuant to its terms, the Amended and Restated Master Services Agreement will remain in effect for as long as any of certain designated agreements between the parties remain in effect.

     For a description of GM’s ownership of the common equity securities of GMAC, see “Item 5.01 Changes in Control of Registrant,” which is hereby incorporated by reference.

Item 5.01 Changes in Control of Registrant

     As previously disclosed, in connection with GMAC becoming a bank holding company under the Bank Holding Company Act of 1956, as amended (“the “BHC Act”), GM and Cerberus Capital Management, L.P. (“Cerberus”) entered into various commitments and agreements with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to address concerns that GM or Cerberus would be deemed to control GMAC for purposes of the BHC Act. In particular, (i) GM committed to the Federal Reserve that it would reduce its ownership interest in GMAC to less than 10% of the voting and total equity in GMAC and (ii) Cerberus committed to the Federal Reserve that it would reduce the aggregate direct and indirect investments controlled by Cerberus and its related parties to no greater than approximately 22.02% of the voting equity in GMAC.

     In connection with these commitments to the Federal Reserve, on May 22, 2009, (i) GM Finance Co. Holdings LLC, a Delaware limited liability company affiliated with GM (“GM HoldCo”), transferred 78,828 units of GMAC’s common membership interests (the “Common Membership Interests”) to a trust (the “GM Trust”) established on that date and managed by an independent trustee and (ii) FIM Holdings LLC, a Delaware limited liability company affiliated with Cerberus (“FIM”) distributed approximately 109,919 units of the Common Membership Interests to FIM CB Holdings LLC, a Delaware limited liability company affiliated with Cerberus (“FIM CB”), Aozora GMAC Investments LLC (“Aozora”), and to other Cerberus investors (the “Third Party Investors”).

     In connection with the $884 million loan made by The United States Department of the Treasury (“Treasury”) to GM in January 2009, Treasury acquired the right to exchange GM’s obligations with respect to such loan for 190,921 Common Membership Interests held by GM HoldCo. The Treasury exercised such exchange right and, on May 29, 2009, GM transferred 190,921 units of the Common Membership Interests held by GM HoldCo to the Treasury.

     Immediately following the foregoing transfers and distributions, the Treasury held approximately 190,921 Common Membership Interests, which, pursuant to the Sixth Amended and Restated LLC Agreement (as defined below), represents approximately 35.36% of the voting power of the members of GMAC for most matters requiring a vote of the members. FIM, FIM CB and Aozora collectively held approximately 118,874 Common Membership Interests (approximately 22.02% of the voting power of the members of GMAC), the Third Party Investors held approximately 97,845 Common Membership Interests (approximately 18.12% of the voting power of the members of GMAC), the GM Trust held approximately 78,828 Common Membership Interests (approximately 14.60% of the voting power of the members of GMAC), and GM HoldCo held approximately 53,452 Common Membership Interests (approximately 9.90% of the voting power of the members of GMAC). Prior to these transfers and distributions, GM HoldCo and FIM held approximately 59.86% and 40.14% of the voting power of the members of GMAC, respectively.

     GMAC, GM HoldCo, the GM Trust, FIM, the Third Party Investors and the Treasury are parties to an Amended and Restated Governance Agreement, which establishes certain agreements and understandings between the parties with respect to the composition and size of GMAC’s Board of Managers. For a description of the Amended and Restated Governance Agreement, please see the information set forth under the heading “Amended and Restated Governance Agreement” under “Item 1.01 Entry Into a Material Definitive Agreement” filed by GMAC on its Current Report on Form 8-K on May 22, 2009, which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 27, 2009, in accordance with the Amended and Restated Governance Agreement, the following persons were appointed to fill vacancies on the GMAC Board of Managers effective immediately: Michael A. Carpenter, Mayree C. Clark, and Franklin W. Hobbs.

Item 8.01 Other Events.

Amendments to LLC Agreement

     On May 22, 2009, GM HoldCo and FIM entered into a Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC (the “Sixth Amended and Restated LLC Agreement”). The Sixth Amended and Restated LLC Agreement, among other things, provides for the transfer by GM HoldCo and FIM of certain of the Common Membership Interests to third parties and for the admission of such third parties as members of GMAC, and provides registration and information rights to certain holders of the Common Membership Interests.

     A copy of the Sixth Amended and Restated LLC Agreement is included as Exhibit 3.1 hereto and is incorporated by reference herein. The foregoing summary of certain provisions of the Sixth Amended and Restated LLC Agreement is qualified in its entirety by reference thereto.

Press Release

     On May 27, 2009, GMAC issued a press release with respect to the appointments of Messrs. Carpenter and Hobbs and Ms. Clark to the GMAC Board of Managers. A copy of such press release is included as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

           The following exhibits are filed herewith.

Exhibit
No.	Description of Exhibit
3.1	Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.
99.1	Press release, dated May 27, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2009

GMAC LLC

By: /s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
3.1	Sixth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 22, 2009.
99.1	Press release, dated May 27, 2009.